UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      March 5, 2014

Taylor Morrison Home Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-35873	90-0907433
(Commission File Number)	(I.R.S. Employer Identification No.)
4900 N. Scottsdale Road, Suite 2000
Scottsdale, AZ	85251
(Address of principal executive offices)	(Zip Code)

(480)840-8100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Indenture

On March 5, 2014, Taylor Morrison Communities, Inc. and Monarch Communities Inc. (collectively, the “Issuers”), wholly owned subsidiaries of Taylor Morrison Home Corporation (the “Company”), completed the issuance of $350.0 million aggregate principal amount of 5.625% Senior Notes due 2024 (the “Notes”).

The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of March 5, 2014, by and among the Issuers, the guarantors party thereto (collectively, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee, and are senior unsecured obligations of the Issuers. The Guarantors have issued guarantees (the “Guarantees”) of the Issuers’ obligations under the Notes and the Indenture on a senior unsecured basis.  TMM Holdings Limited Partnership (“Holdings”) and Taylor Morrison Holdings, Inc. (“US Holdings”) are among the Guarantors.  The Guarantors are the same subsidiaries of Holdings that guarantee Holdings’ revolving credit facility and the other senior notes issued by the Issuers.

The Notes will mature on March 1, 2024.  Interest on the Notes will accrue at 5.625% per annum, paid semi-annually, in arrears, on March 1 and September 1 of each year, commencing September 1, 2014.

The Notes and the Guarantees are senior unsecured obligations of the Issuers and the Guarantors. The Notes and the Guarantees rank:

•	pari passu in right of payment with any senior indebtedness of the Issuers and the Guarantors;

•	senior in right of payment to any indebtedness of the Issuers and the Guarantors that is contractually subordinated to the Notes and the Guarantees;

•	effectively junior to any secured indebtedness of the Issuers and the Guarantors, to the extent of the value of the collateral securing such secured indebtedness; and

•	effectively junior to all obligations of Holdings’ subsidiaries that are not Guarantors.

At any time prior to December 1, 2023, the Issuers are entitled to redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the applicable “make whole” premium as of, and accrued and unpaid interest to, but excluding, the date of redemption, subject to the rights of holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after December 1, 2023, the Issuers are entitled to redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, subject to the rights of holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Upon certain ratings declines with respect to the Notes in connection with a change of control, as described in the Indenture, the Issuers must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date.

The Indenture contains covenants that, among other things, restrict the Issuers’ and U.S. Holdings’ ability and the ability of their restricted subsidiaries to incur certain liens securing indebtedness without equally and ratably securing the Notes and the Guarantees and enter into certain sale and leaseback transactions.  These covenants are subject to a number of important exceptions and qualifications.  The Indenture contains customary events of default.

The Notes and Guarantees are not subject to any registration rights agreement.

Amendment to Stockholders Agreement

On March 6, 2014, the Company entered into an amendment (the “Amendment”) to the Stockholders Agreement dated as of April 9, 2013 (the “Stockholders Agreement”) by and among the Company, TPG TMM Holdings II, L.P (“TPG”), OCM TMM Holdings II, L.P (“Oaktree”) and JHI Holding Limited Partnership.  Prior to execution of the Amendment, TPG and Oaktree (each, a “Principal Sponsor”) were each permitted to designate three of the Company’s 11 directors.

Pursuant to the Amendment, the Company increased the size of its Board of Directors (“Board”) from 11 to 13 members and agreed to take all necessary action to cause the size of its Board not to exceed 13 directors (subject to applicable law and stock exchange requirements and the qualification below).  One of the new vacancies has been filled through the appointment of a new independent director, Anne L. Mariucci, as described under Item 5.02 below.  In addition, for so long as each Principal Sponsor owns at least 50% of the shares of common stock that it held upon the completion of the Company’s initial public offering and the application of the proceeds therefrom, the Company has agreed to maintain the other vacancy on the Board until such time as the Principal Sponsors jointly designate a director to fill this vacancy. However, if at any time one of the Principal Sponsors certifies to the Company that the Principal Sponsors cannot agree on a joint designee for the Board, the Company will take necessary action to expand the Board to 14 directors and to permit each of the Principal Sponsors to designate an additional director to serve on the Board.   The Principal Sponsors, collectively, thereby retain the same affirmative control over the Company’s Board as they had prior to the Amendment.

The composition of the Board of Directors of US Holdings, the parent of the Company’s U.S. business, and Monarch Communities Inc., the parent of the Company’s Canadian business, will continue to be identical to the composition of the Company’s Board.

The foregoing summary of the terms of the Amendment is qualified in its entirety by the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03       CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 6, 2014, the Company issued a press release announcing that the Board had appointed Anne L. Mariucci to fill a vacancy created by the increase in the size of the Board from 11 to 13 directors and to serve as an additional independent member of the Board and the Board’s audit committee, replacing Jason Keller, who has resigned from the audit committee of the Board effective March 6, 2014.  Mr. Keller will remain a member of the Company’s Board.  The Board made the appointment of Ms. Mariucci in compliance with the director independence requirements of the New York Stock Exchange. The appointment was made pursuant to the Stockholders Agreement, as amended by the Amendment described in Item 1.01 above. A copy of the Company’s press release is attached as Exhibit 99.1 to this report.

Ms. Mariucci will be compensated for her service as an independent director in a manner similar to that described for the other independent directors in the Company’s Registration Statement on Form S-1 (File No. 333-185269) under “Compensation Discussion and Analysis—Director Compensation.” Ms. Mariucci will receive a yearly cash retainer in the amount of $40,000, a yearly grant of Company restricted stock units with an aggregate grant date value of $50,000, vesting one year from the date of grant, and a one-time grant of Company stock options representing the right to purchase shares of the Company’s Class A common stock with an aggregate grant date value of $250,000, vesting ratably over three years from the date of grant.

The Company does not intend for Exhibit 99.1 to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or to be incorporated by reference into filings under the Securities Act of 1933, as amended.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION
10.1
Amendment No. 1, dated as of March 6, 2014, to the Stockholders Agreement, dated as of April 9, 2013, by and among the Company, TPG TMM Holdings II, L.P, OCM TMM Holdings II, L.P and JHI Holding Limited Partnership.

99.1	Press Release, dated March 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 7, 2014
Taylor Morrison Home Corporation

By:	/s/ Darrell C. Sherman
	Name:	Darrell C. Sherman
	Title:	Vice President, Secretary and
General Counsel